Reflections II Office Building
Third Floor
200 Golden Oak Court
Virginia Beach, Virginia 23452

NOTICE OF 2001 ANNUAL MEETING AND PROXY STATEMENT

May 3, 2001

Dear Shareholder:

     The directors and officers of your company cordially invite you to attend the Annual Meeting of Shareholders (“2001 Annual Meeting”) of Metro Information Services, Inc. (“Metro”), which will be held at the Sheraton Norfolk Waterside Hotel, 777 Waterside Drive, Norfolk, Virginia 23510, on Tuesday, June 12, 2001, at 2:30 p.m. local time. Please bring proof of identity to be admitted to the meeting.

     Shareholders of record on April 16, 2001 are entitled to vote at the 2001 Annual Meeting and all adjournments. Shareholders entitled to vote will elect one Class 1 director, elect two Class 2 directors, approve the Amended and Restated Employee Stock Purchase Plan, approve the Amended and Restated 1997 Stock Option Plan and vote on ratification of the appointment of independent auditors, as described in the formal notice of meeting and proxy statement appearing on the following pages.

     Management will report on Metro’s progress and comment on matters of current interest. There will be a period of informal discussion in which shareholders will have an opportunity to comment or ask questions.

     Whether or not you plan to attend the meeting in person, we ask that you carefully review the material on the following pages and vote your shares on the matters that will come before the meeting. Please vote your shares by marking your votes on the enclosed proxy card. When you have finished marking your votes, please sign, date and mail your proxy card in the enclosed business reply envelope.

     It is important that your shares are represented at the 2001 Annual Meeting even if you cannot attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, I urge you to vote as soon as possible by mailing your proxy card.

Very truly yours,

John H. Fain
Chairman and
Chief Executive Officer

Notice of 2001 Annual Meeting of Shareholders

     The 2001 Annual Meeting of Shareholders (“2001 Annual Meeting”) of Metro Information Services, Inc. will be held at the Sheraton Norfolk Waterside Hotel, 777 Waterside Drive, Norfolk, Virginia 23510, on Tuesday, June 12, 2001, at 2:30 p.m. local time to consider and take action with respect to the following matters:

1.	Election of one Class 1 Director to serve for a term of two years or until a successor is elected and election of two Class 2 Directors to serve for a term of three years or until a successor is elected;

2.	Approval of Amended and Restated Employee Stock Purchase Plan;

3.	Approval of Amended and Restated 1997 Stock Option Plan;

4.	Ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2001; and

5.	Such other business as may properly come before the meeting or any adjournment of the meeting.

     Holders of Common Stock of record at the close of business on April 16, 2001 are entitled to notice of, and to vote at, the 2001 Annual Meeting or any adjournment of the meeting. A list of such holders will be open to examination by any shareholder, for any purpose germane to the meeting, at the offices of Metro Information Services, Inc., Reflections II Office Building, Third Floor, 200 Golden Oak Court, Virginia Beach, Virginia 23452, for a period of 10 days before the meeting.

By Order of the Board of Directors,

Robert J. Eveleigh
Secretary

May 3, 2001

PROXY STATEMENT FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

Metro Information Services, Inc.
Reflections II Office Building
Third Floor
200 Golden Oak Court
Virginia Beach, Virginia 23452

GENERAL

     The Board of Directors of Metro Information Services, Inc. (“Metro” or the “Company”) solicits your proxy for use at the 2001 Annual Meeting of Shareholders (“2001 Annual Meeting”) to be held at the Sheraton Norfolk Waterside Hotel, 777 Waterside Drive, Norfolk, Virginia 23510, on Tuesday, June 12, 2001 at 2:30 p.m. local time and at any time the 2001 Annual Meeting is reconvened following an adjournment.

     Shareholders of record of Metro Common Stock at the close of business on April 16, 2001 (the “Record Date”) are entitled to vote at the 2001 Annual Meeting. Shareholders of record can vote in person at the meeting or name another person their proxy by mailing their signed proxy cards in the enclosed reply envelope. Any shareholder giving a proxy may revoke it at any time before it is exercised by executing another proxy or by appearing at the 2001 Annual Meeting and voting in person.

     On the Record Date, 15,272,712 shares of Metro Common Stock, $.01 par value (“Common Stock”) were issued and outstanding. Each share entitles the holder to one vote. The persons appointed by the enclosed proxy card have advised the Board of Directors that it is their intention to vote at the meeting in compliance with the instructions on the proxies received from shareholders and, if no contrary instruction is indicated, FOR: (i) the election of the person nominated to serve as a Class 1 Director and the election of the persons nominated to serve as Class 2 Directors, (ii) approval of the Amended and Restated Employee Stock Purchase Plan, (iii) approval of the Amended and Restated 1997 Stock Option Plan, (iv) the ratification of appointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2001 and (v) in accordance with the recommendations of the Board of Directors on the other matters brought before the meeting, as described herein.

     The Class 1 and 2 Directors to be elected at the 2001 Annual Meeting will be elected by a plurality of the votes cast by the shareholders present in person or by proxy and entitled to vote. With regard to the election of the Class 1 and Class 2 Directors votes may be cast for or withheld for the nominees. Votes that are withheld will have no effect on the outcome of the election because the Class 1 and 2 Directors will be elected by a plurality of votes cast. Approval of the Amended and Restated Employee Stock Purchase Plan, approval of the Amended and Restated 1997 Stock Option Plan and ratification by the Shareholders of KPMG LLP require the affirmative vote of the majority of the votes cast at the Annual Meeting.

     Abstentions may be specified on all proposals submitted to a shareholder vote other than the election of Directors. Abstentions and shares held of record by a broker or its nominee (“broker shares”) that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present. If a quorum is present at the meeting, votes that are withheld and broker shares that are not voted (commonly referred to as “broker non-votes”) are not included in determining the number of votes cast in the election of directors or on other matters.

     This proxy statement and the enclosed proxy card are being first mailed to shareholders on or about May 3, 2001.

     The Company’s 2000 Annual Report is being sent to all shareholders concurrently with this proxy. The Company’s report on Form 10-K, as filed with the Securities and Exchange Commission for the Company’s year ended December 31, 2000, including the financial statements, schedules and a list of exhibits, may be obtained from the Company without charge, on the request of a shareholder. The request should be directed to Patrice Bryan, Investor Relations, at the Company’s address listed above or by telephone to (757) 306-0299, by email at InvRel@MetroIS.com or by web site at www.MetroIS.com. Exhibits will be provided on request and payment of the Company’s reasonable expenses in furnishing the exhibits.

ITEM ONE – ELECTION OF CLASS 1 AND CLASS 2 DIRECTORS

     The Board of Directors is composed of six members. The Board is divided into three classes of directors, Class 1, Class 2 and Class 3, in accordance with the Company’s Articles of Incorporation. Two directors are Class 1 directors, two are Class 2 directors and two are Class 3 directors. The term of each class of directors expires at the Annual Meeting as follows: Class 2 in 2001, Class 3 in 2002, and Class 1 in 2003.

     One Class 1 director and two Class 2 directors will be elected at the 2001 Annual Meeting. The term of the Class 1 director elected at the 2001 Annual Meeting will expire at the Annual Meeting in 2003 or when his or her successor is elected and qualified. The term of the Class 2 directors elected at the 2001 Annual Meeting will expire at the Annual Meeting in 2004 or when his or her successor is elected and qualified. If for any reason a nominee for election at the 2001 Annual Meeting becomes unable or is unwilling to serve at the time of the 2001 Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote for a substitute nominee or nominees. It is not anticipated that any nominee will be unavailable for election.

     Information about each nominee for election at the 2001 Annual Meeting and each director continuing in office, as well as Executive Officers and other key personnel of Metro, including the person’s age, present principal occupation, other business experience during the last five years, directorships in other publicly-held companies, membership on committees of the Board of Directors and period of service with Metro, follows:

Nominee for Election at this meeting to a term expiring in 2003:

     John R. Turbyfill, 69, is Chairman of the Board, Roanoke College, of Salem, Virginia and has held the position since 1986. Mr. Turbyfill served as Vice Chairman of Norfolk Southern until retiring in 1996. From 1960 to 1996, Mr. Turbyfill served in a variety of roles with Norfolk Southern, including Executive Vice President – Finance until being named Vice Chairman in 1993. On March 1, 2001, Mr. Turbyfill became a member of Metro’s Board of Directors and Compensation Committee and Chairman of Metro’s Audit Committee. Mr. Turbyfill’s term as a director expires at Metro’s 2001 Annual Meeting. If Mr. Turbyfill is elected a Class 1 Director, his new term will expire at Metro’s 2003 Annual Meeting.

     This election of a Class 1 director is being held at this time due to a change in NASDAQ rules on the composition of Boards of Directors and Audit Committees. By June 14, 2001, NASDAQ requires us to have an Audit Committee consisting of at least three members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements. In addition, the Audit Committee is required to have at least one member who has past employment experience in finance or accounting. On March 1, 2001, the Board of Directors appointed John R. Turbyfill to fill this role.

Nominee for Election at this meeting to a term expiring in 2004:

     Ray E. Becker, 64, is founder and President of Consultants to Management, Inc. of Ellsworth, Maine (management consulting services), and has held those positions since 1995. From 1985 to 1994, Mr. Becker served in a variety of roles with Keane, Inc., retiring as Vice President and Western Regional Manager for Keane in 1994. Mr. Becker has served on Metro’s Board of Directors since April 1997. Mr. Becker’s term as a director expires at Metro’s 2001 Annual Meeting. Mr. Becker was named Chairman of Metro’s Compensation Committee effective February 1, 1999 and he is also a member of Metro’s Audit Committee.

     Andrew J. Downing, 45, is a Director, President and Chief Operating Officer of the Company. Until January 1, 2001, Mr. Downing served as Executive Vice President and Chief Operating Officer of the Company. Between 1983 and July 1996, Mr. Downing served in various marketing capacities in the Company’s Virginia Beach, Virginia office, as a Regional Vice President and a Vice President of Operations. In July 1996, Mr. Downing became Executive Vice President and Chief Operating Officer of the Company. Mr. Downing has served on the Board of Directors since January 1997. Mr. Downing’s term as a director expires at Metro’s 2001 Annual Meeting.

Directors Continuing to Serve

     Robert J. Eveleigh, 41, is a Director and Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of the Company. Between August 1988 and January 1997, Mr. Eveleigh was an attorney with Williams Mullen Clark & Dobbins, the Company’s general counsel. Mr. Eveleigh is also a certified public accountant. Mr. Eveleigh became Metro’s Vice President of Finance, Treasurer and Chief Financial Officer on January 29, 1997 and its Secretary on April 30, 1998. Mr. Eveleigh has served on Metro’s Board of Directors since January 1997. Mr. Eveleigh’s term as a director expires at Metro’s 2002 Annual Meeting.

     John H. Fain, 52, is Chairman of the Board of Directors and Chief Executive Officer of the Company. Until January 1, 2001, Mr. Fain also served as President. Mr. Fain was Chairman of Metro’s Compensation Committee until succeeded by Mr. Becker effective February 1, 1999. Mr. Fain remains a member of the Compensation Committee. Mr. Fain has been a Director since 1979 and his current term as a director expires at Metro’s 2003 Annual Meeting.

     A. Eugene Loving, Jr., 58, is Chairman of the Board and Chief Executive Officer of Max Media LLC (“Max”). Mr. Loving has held these positions with Max and its predecessors since 1991. Mr. Loving has served on the Board of Directors since April 1997. Mr. Loving’s term as a director expires at Metro’s 2002 Annual Meeting. Mr. Loving is a member of Metro’s Audit Committee and its Compensation Committee.

Other Executive Officers of the Company

     Charles A. Adams, 39, became a Vice President - Business Development effective April 1, 1999. Mr. Adams joined the Company in 1989. Between 1995 and April 1, 1999, Mr. Adams served as Marketing Director of the Company’s Dallas, Texas office, Expansion Director for new offices and Director of the Company’s Austin, Texas office.

     Bradley B. Breseman, 50, became Vice President of Administrative Services and Chief Administrative Officer effective July 1, 1998. Mr. Breseman joined the Company in April 1995 and served as Director of Administrative Services until being named to his current position. Before joining Metro, Mr. Breseman spent 22 years with A.B. Dick Company in various capacities, last serving as Vice President, Service and Distribution.

     Bruce F. Gannett, 45, joined the Company in May 1999 as a Vice President - Operations. Between 1995 and 1999, Mr. Gannett served as a Senior Vice President of Sykes Enterprises, Inc., President of L&L Foods of Tampa, Florida and a Vice President of Judge Technical Services, Inc., an IT services company based in Philadelphia, Pennsylvania.

     Arthur C. Harwood, 52, became a Vice President - Operations effective January 1, 1999. Mr. Harwood joined the Company in 1993 and served as Division Director in the Company’s Jacksonville, Florida office from 1993 until being named a Vice President - Business Development.

     Michael G. Martin, 45, is a Vice President - Business Development. Mr. Martin joined the Company in 1989 and has served as a Vice President - Business Development since January 1998. He served as marketing director of Metro’s Winston-Salem, North Carolina office from 1989 until being named a Vice President - Business Development.

     Scott D. Mayo, 36, is a Vice President of Metro IT Solutions. Mr. Mayo joined the Company in February 2000 and was named a Vice President effective January 1, 2001. He served as the Technical Solutions Manager until being named a Vice President. Before joining Metro, Mr. Mayo served as a Branch Manager for Compuware Corporation in Richmond, Virginia. Mr. Mayo spent 6 years in a management capacity with Compuware and its predecessors and 8 years in various technical roles.

     Edward N. Myers, Jr., 57, became a Vice President - Operations effective January 2000. Mr. Myers joined the Company in 1999 when the Company acquired D.P. Specialists, Inc. Before joining Metro, Mr. Myers served as President of D.P. Specialists, Inc. for 13 years. From January 1999 to January 2000, he served as Division Director of the Company’s Los Angeles, California office.

     Kathleen A. Neff, 50, is Chief Technology Officer and President of Metro IT Consulting. Ms. Neff joined Metro in 1980 and served as Vice President - Business Development from January 1996 to September 1999. From January 1983 to December 1995, she served as the Technical Director of the Company’s Richmond, Virginia office. She was named Chief Technology Officer in 1999 and became President of Metro IT Consulting on January 1, 2001.

     R. Lawrence Whitley, 40, is Vice President of Information Services and Chief Information Officer. Mr. Whitley joined the Company in September 1988 and served as Director of Information Services from July 1992 until being named to his current position.

The Board of Directors

     The business and affairs of Metro are managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance of Metro rather than day-to-day operating details. Members of the Board of Directors are kept informed of the Company’s business by various reports and documents sent to them as well as by reports presented at meetings of the Board and its committees by officers and employees of Metro. The Board of Directors met four times during 2000. Each of the directors participated in all Board meetings held during the year.

Committees of the Board

     The Audit Committee, which is composed entirely of Directors who are not officers or employees of Metro (“Outside Directors”), reviews the Company’s accounting functions, operations and management and the adequacy and effectiveness of the internal controls and internal auditing methods and procedures of the Company. The Audit Committee recommends to the Board the appointment of the independent auditors for the Company. In connection with its duties, the Audit Committee meets privately with the independent auditors. The Audit Committee was formed in April 1997 and met once during 1998, once during 1999 and five times during 2000.

     The Compensation Committee reviews pension, compensation and other employee benefit plans, approves the salary and compensation of the officers of Metro other than the chief executive officer and the other four most highly compensated officers. The Compensation Committee makes recommendations to the full Board of Directors concerning the salary and compensation of the chief executive officer and the other four most highly compensated officers of Metro. The Compensation Committee was formed in April 1997 and met twice in 1998, twice in 1999 and twice in 2000 to consider the 1999, 2000 and 2001 compensation plans for the Company’s executive officers. Since March 1, 2001, the Compensation Committee has been composed of the three Outside Directors. Before March 1, 2001, the Compensation Committee was composed of John H. Fain and two Outside Directors.

     The committee membership of each Director being elected at the 2001 Annual Meeting is set forth in the biographical information above.

     The Company does not have a nominating committee.

Director Compensation

     Directors who are executive officers of the Company receive no compensation for their service as members of either the Board of Directors or committees thereof. During 2000, the Outside Directors, Mr. Becker and Mr. Loving, each received a fee of $3,000 for each Board of Directors meeting attended and $1,000 for each committee meeting attended and reimbursement for their expenses. In addition, under the Company’s non-qualified stock option plan for Outside Directors (the “Outside Directors Stock Plan”), each Outside Director received an option for 1,000 shares of the Common Stock for their participation in Metro’s 2000 Annual Meeting, held June 13, 2000. At each Annual Meeting of shareholders thereafter, such director shall be granted an additional option for 1,000 shares of the Common Stock. The options granted to Outside Directors may be exercised immediately at a price equal to the fair market value of the Common Stock on the date of grant. The options expire 10 years after the date of grant or one year after the Outside Director is no longer a director of the Company, whichever is earlier. Options for an aggregate of 50,000 shares of the Common Stock may be granted under the Outside Directors Stock Plan. The Company granted options for 2,000 shares under this plan during 2000.

BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth, as of April 16, 2001, certain information regarding the beneficial ownership of Metro Common Stock, by (i) each of the Company’s directors, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all directors and officers of the Company as a group and (iv) each person known by the Company to own beneficially more than 5% of Common Stock. Unless otherwise indicated in the footnotes to the table below, each person or entity named below has an address in care of the Company’s principal office. All share amounts have been rounded to the nearest whole share.

Directors, Officers and 5% Shareholders	Total Ownership (1)	Percentage
John H. Fain(2)	8,360,665	54.7
Andrew J. Downing(3)	516,029	3.4
Robert J. Eveleigh(4)	20,491	*
Ray E. Becker(5)	7,000	*
Edward N. Myers (6)	17,579	*
A. Eugene Loving, Jr.(7)	7,100	*
Kathleen A. Neff(8)	221,369	1.4
John R. Turbyfill(9)	9,500	*
The Fain Family Irrevocable Trust 1993(10)	1,621,510	10.6
All directors and executive officers as a group (15 persons)(2)	9,261,727	60.26
* Indicates less than 1%.

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the “Commission”) and includes general voting power or investment power with respect to securities. Shares of the Common Stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this Report are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise specified below, the persons named in the table above have sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them.

(2)	Includes 1,621,510 shares of the Common Stock owned by a trust established by Mr. Fain of which his wife, Joyce L. Fain, and his sister, Cynthia L. Akins, are the co-trustees and of which Mr. Fain disclaims beneficial ownership, 227,974 shares of the Common Stock held by a trust of which Mr. Fain’s son is the beneficiary and Mr. Fain is the trustee and of which Mr. Fain disclaims beneficial ownership and 206,930 shares of the Common Stock held by Ms. Akins as custodian for the benefit of Mr. Fain’s daughter under the Virginia Uniform Transfers to Minors Act of which Mr. Fain disclaims beneficial ownership.

(3)	Includes 60,759 shares of the Common Stock owned by a trust established by Mr. Downing and his wife, Cheryl O. Downing, of which his wife is the sole trustee. Also includes 4,000 option shares awarded in 1997, 5,000 option shares awarded in 1998, and 6,667 option shares awarded in 1999 which are currently exercisable under the Incentive Stock Option Plan. The business address of The Downing Irrevocable Trust 1997 is 2401 Haversham Close, Virginia Beach, VA 23454.

(4)	Includes 6,000 option shares awarded in 1997, 5,000 option shares awarded in 1998 and 6,667 option shares awarded in 1999 which are currently exercisable under the Incentive Stock Option Plan.

(5)	Includes 4,000 option shares awarded in 1997, 1,000 options shares awarded in 1998, 1,000 option shares awarded in 1999 and 1,000 option shares awarded in 2000, which are currently exercisable under the Outside Directors Stock Plan. Mr. Becker’s business address is P.O. Box 1448, Ellsworth, ME 04605.

5

(6)	Includes 1,667 option shares awarded in 1999, which are currently exercisable under the Incentive Stock Option Plan.

(7)	Includes 4,000 option shares awarded in 1997, 1,000 options shares awarded in 1998, 1,000 option shares awarded in 1999 and 1,000 option shares awarded in 2000, which are currently exercisable under the Outside Directors Stock Plan. Mr. Loving’s business address is 900 Laskin Road, Virginia Beach, VA 23451.

(8)	Includes 4,000 option shares awarded in 1997, 5,000 option shares awarded in 1998 and 6,667 option shares awarded in 1999, which are currently exercisable under the Incentive Stock Option Plan.

(9)	Includes 3,000 option shares awarded March 1, 2001, which are currently exercisable under the Outside Directors Stock Plan. Mr. Turbyfill’s business address is 1304 Taylors Point Road, Virginia Beach, VA 23454.

(10)	The business address of The Fain Family Irrevocable Trust 1993 is P.O. Box 8888, Virginia Beach, VA 23450.

Section 16(a) Beneficial Ownership Reporting Compliance

     The Company is required to identify any director or officer who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and change in ownership of the Company’s equity securities. One officer, R. Lawrence Whitley, inadvertently did not report shares sold at the time they were sold in February 2000. These shares were reported on a subsequently filed Form 4.

Certain Relationships and Related Transactions

     There were no related party transactions required to be disclosed for 2000.

     The Audit Committee of the Board of Directors is responsible for reviewing all transactions between the Company and any officer or director of the Company or any entity in which an officer or director has a material interest. Any such transactions must be on terms no less favorable than those that could be obtained on an arms-length basis from independent third parties.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The following table sets forth certain information concerning compensation paid to or earned by the Company’s President and Chief Executive Officer and each of the Company’s four other most highly compensated executive officers who earned more than $100,000 (the “Named Executive Officers”) for services rendered during the years ended December 31, 2000, 1999 and 1998.

	Annual Compensation			Long-term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Shares of Common Stock Underlying Options(#)	All Other Compensation ($)
John H. Fain,	2000	390,000	62,500	—	5,100	(1)
Chairman of the Board and Chief	1999	362,769	30,000	—	22,676	(2)
Executive Officer	1998	330,000	130,000	—	15,636	(3)

Andrew J. Downing,	2000	330,000	62,500	12,000	5,600	(1)
President and Chief Operating Officer	1999	302,308	25,000	15,000	5,180	(2)
	1998	264,000	102,500	5,000	6,559	(3)

Robert J. Eveleigh,	2000	180,000	42,500	7,000	6,300	(1)
Chief Financial Officer	1999	166,269	20,000	15,000	7,170	(2)
	1998	151,200	65,000	5,000	6,005	(3)

Edward N. Myers, Jr.,	2000	235,000	45,000	2,000	—
Vice President - Operations	1999	183,632	—	5,000	—

Kathleen A. Neff,	2000	250,000	42,500	12,000	13,115	(1)
Chief Technology Officer	1999	231,769	35,000	15,000	5,180	(2)
	1998	200,000	77,500	5,000	6,388	(3)

(1)	Retirement Savings Plan and Trust contributions were $5,100 for each of the Named Executive Officers. Amounts paid for excess accrued vacation and sick leave amounted to $0 for Mr. Fain, $0 for Mr. Downing, $0 for Mr. Eveleigh, $0 for Mr. Myers and $7,915 for Ms. Neff. The remaining amounts represent non-cash compensation for use of Company condominiums and other miscellaneous amounts.

(2)	Retirement Savings Plan and Trust contributions were $4,800 for each of the Named Executive Officers. Amounts paid for excess accrued vacation and sick leave amounted to $17,496 for Mr. Fain, $0 for Mr. Downing, $1,150 for Mr. Eveleigh, $0 for Mr. Myers and $0 for Ms. Neff. The remaining amounts represent non-cash compensation for use of Company condominiums and other miscellaneous amounts.

(3)	Includes amounts the Company contributed to the Metro Information Services, Inc. Retirement Savings Plan and Trust, amounts paid for excess accrued vacation and sick leave, non-cash compensation for use of Company condominiums and other miscellaneous amounts for 1998.

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2000 Option Grants Table

The following table sets forth the number of options to purchase shares of Common Stock granted to the Named Executive Officers during 2000.

Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees In 2000	Exercise or Base Price ($/Share) (1)	Expiration Date	Present Value on Date of Grant ($) (2)
John H. Fain	—	—	—	—	—
Andrew J. Downing	2,000	0.44	$6.250	09/27/10	$ 7,880
Andrew J. Downing	10,000	2.18	$6.188	10/01/10	$39,000
Robert J. Eveleigh	2,000	0.44	$6.250	09/27/10	$ 7,880
Robert J. Eveleigh	5,000	1.09	$6.188	10/01/10	$19,500
Edward N. Myers, Jr.	2,000	0.44	$6.250	09/27/10	$ 7,880
Kathleen A. Neff	2,000	0.44	$6.250	09/27/10	$ 7,880
Kathleen A. Neff	10,000	2.18	$6.188	10/01/10	$39,000

(1)	All options were granted at an exercise price equal to the fair market value of the underlying securities on the grant date. Options were granted on October 27, 2000 and November 1, 2000. The options vest ratably over three years, respectively, and will expire, at the latest, nine years and 11 months after the date of grant.

(2)	This value is based on the Black-Scholes option pricing model which includes assumptions for variables such as interest rates, stock price volatility and future dividend yield. The Company’s use of this model is not an endorsement of its accuracy. Whether the model assumptions used will prove to be accurate cannot be known at the date of grant or as of the date of this Report. The Black-Scholes model produces a value based on freely tradable securities. Because the stock options awarded in 2000 are non-transferable, the “present value” shown cannot be realized by the holder. Recognizing these limitations of the model, the following assumptions were used to estimate the present value on the date of grant: 10/27/00 grants – dividend yield of 0%, risk-free rate of return of 5.8%, estimated volatility of 71% and estimated average expected option term of 5 years; 11/1/00 grants – dividend yield of 0%, risk-free rate of return of 5.8%, estimated volatility of 71% and estimated average expected option term of 5 years.

2000 Year-End Option Value Table

     During 2000, no stock options were exercised by any of the Named Executive Officers. No options were in-the-money at December 31, 2000. The following table sets forth the number and value of all unexercised options at year end for these individuals:

Name	Number of Securities Underlying Unexercised Options at Year End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Year End ($) Exercisable/Unexercisable
John H. Fain	0/0	$0/$0
Andrew J. Downing	15,667/26,333	$0/$0
Robert J. Eveleigh	17,667/21,833	$0/$0
Edward N. Myers, Jr.	1,667/5,333	$0/$0
Kathleen A. Neff	15,667/26,333	$0/$0

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Employment Agreements

     Employment agreements with Named Executive Officers have an initial term of one year and will automatically renew for successive one-year terms unless terminated by either party. Each officer’s compensation includes a base salary, a performance bonus and other bonus programs and benefit plans. The performance bonus is based on the Company’s achievement of specified levels of revenue and operating income as determined by the Compensation Committee. The Named Executive Officers are prohibited from using the Company’s confidential information and competing with the Company for up to two years after termination of employment. For 2001, the base salaries of the Named Executive Officers are as follows: Mr. Fain, $390,000; Mr. Downing, $330,000; Mr. Eveleigh $180,000; Mr. Myers, $235,000; and Ms. Neff, $250,000.

     Employment agreements also include a salary continuation arrangement in the event of a serious illness or accident that leads to long-term disability or in the event of termination of the agreement by the Company without cause. The amount payable under these arrangements by Metro and a group disability policy could exceed $100,000 under each employment agreement.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”APPROVAL OF THE NOMINATED CLASS 1 AND CLASS 2 DIRECTORS.

ITEM TWO—APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

Introduction

     The Company’s shareholders are being asked to approve an amendment to the Company’s Employee Stock Purchase Plan (“Stock Purchase Plan”) to increase the number of shares of the Company’s Common Stock that may be purchased under the Stock Purchase Plan from 500,000 to 1,500,000. The Board of Directors authorized this increase on February 27, 2001, subject to the approval of the shareholders at the 2001 Annual Meeting. The Stock Purchase Plan allows employees to purchase shares through payroll deductions pursuant to a series of quarterly offerings. As of April 16, 2001, employees had purchased 434,952 total shares under the Stock Purchase Plan.

Rationale for the Amendment

     The Stock Purchase Plan was created as a means of attracting and retaining outstanding management personnel and employees and to more closely align these individuals’ interests with those of the Company’s shareholders. The Company believes it is important to have enough shares available for purchase under the Stock Purchase Plan to enable the Company to compete effectively with other companies to secure and retain valuable employees. The Company expects the current supply of 500,000 options will be exhausted by June 30, 2001.

Summary of the Stock Purchase Plan

     The following description is a summary of the key features of the Stock Purchase Plan. A copy of the Stock Purchase Plan, as amended through January 1, 2000, is attached as Exhibit A to this Proxy Statement.

     The Stock Purchase Plan was established pursuant to the provisions of Section 423 of the Code. All full-time employees meeting certain service requirements (as defined in the Stock Purchase Plan), except for employees who own Common Stock of the Company or options on such stock which represent more than 5% of Common Stock of the Company, are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan is administered by a committee of the Board of Directors that is intended to satisfy all applicable requirements pertaining to disinterested administration under Rule 16b-3 of the 1934 Act (“Rule 16b-3”) and Section 162(m) of the Code (the “Committee”). The Committee may make certain adjustments set forth in the Stock Purchase Plan. The Board of Directors may amend, alter or terminate the Stock Purchase Plan at any time, provided that shareholder approval must generally be obtained for any change that would require shareholder approval under Rule 16b-3 or any other regulatory or tax requirement. No rights under the Stock Purchase Plan may be impaired by such action without the consent of the holder thereof.

     The Stock Purchase Plan provides that the purchase price of Common Stock shall be not less than 85% of the fair market value of Common Stock on the date of the offering commencement or termination, whichever is lower. Shares will be made available in a series of quarterly offerings until the earlier of (i) the time the shares reserved have been purchased or (ii) the end of the quarterly offering. The Stock Purchase Plan provides that participants may purchase shares of Common Stock through a payroll deduction unless, before the actual purchase, a participant withdraws his accumulated payroll deductions. The Stock Purchase Plan provides that no employee will be granted any right to purchase Common Stock with a value in excess of $25,000 per year.

     The Stock Purchase Plan provides that if there is a disposition of all or substantially all of the assets of the Company or a disposition of greater than 50% of the outstanding capital stock of the Company by means of a sale, merger, reorganization or liquidation, the holder of each outstanding option shall be entitled to receive, at the time of the next succeeding quarterly offering for each share as to which an option was exercised, the cash, securities and/or property that the holder of one share of the Common Stock was entitled to receive in the change in control transaction.

United States Federal Tax Consequences of the Stock Purchase Plan

     The following discussion summarizes the federal income tax consequences of the Stock Purchase Plan based on current provisions of the Code, which are subject to change. The summary does not cover any state or local tax consequences of participation in the Stock Purchase Plan.

     Under Section 423 of the Code, employees do not realize taxable income at the commencement of the quarterly offering or when they complete their payment for and receive delivery of the Common Stock that they are eligible to purchase, provided such purchase occurs while they are employed by the Company or within three months after termination of employment. If no disposition of such Common Stock is made within two years after the date of execution of an agreement or within one year after the date of acquisition, any gain or loss that may be realized on the ultimate sale will be treated as long-term capital gain or loss. If such Common Stock, however, is disposed of within such two-year or one-year period, the difference between the market value of such Common Stock at the time of purchase and the purchase price will be treated as income taxable to the employee at ordinary income rates in the year the disposition occurs, and the Company will be entitled to a federal tax deduction in the same amount in such year.

     Notwithstanding the above, if the purchase price of Common Stock when offered was less than 100% of its then fair market value, then on a subsequent disposition of Common Stock by the employee, including a disposition after the two-year and one-year periods referred to above or the death of the employee while holding such Common Stock, the employee will recognize compensation taxable as ordinary income in an amount equal to the discount at the time of the offer or, if less, the excess of the Common Stock’s value at the time of such disposition or death, as the case may be, over the original purchase price. The Company’s deductions described above may be subject to the limitations of Section 162(m) of the Code. Based on current law, however, the Company does not expect to be subject to such limitations.

Shares Issued in 2000

     Shares were issued in four quarterly installments pursuant to the Stock Purchase Plan in 2000 at a weighted average purchase price of $11.49 per share as set forth in the following table:

Beneficial Owner and Position	Number of Shares
Charles Adams, Vice President – Business Development	792

Robert J. Eveleigh, Vice President of Finance, Treasurer and Chief	1,388
Financial Officer

Bradley B. Breseman, Vice President of Administration and Chief	253
Administrative Officer

Bruce F. Gannett, Vice President – Operations	1,248

Arthur C. Harwood, Vice President – Operations	1,491

Michael G. Martin, Vice President – Business Development	467

Edward N. Myers, Vice President – Operations	1,821

All current executive officers as a group, including the above named	7,460
persons

All employees as a group, including the above named persons	183,760

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT TO THE STOCK PURCHASE PLAN.

ITEM THREE—APPROVAL OF AMENDED AND RESTATED 1997 STOCK OPTION PLAN

Introduction

     The Company shareholders are being asked to approve an Amended and Restated 1997 Stock Option Plan (the “Amended Plan”) to increase the number of shares of the Company’s Common Stock that may be issued under the Amended Plan from 1,500,000 shares to 3,000,000 shares (the “Amendment”). The Board of Directors authorized this increase on February 27, 2001, subject to the approval by the Shareholders at the 2001 Annual Meeting. As of February 27, 2001, the Plan had 1,364,478 stock options outstanding.

Rationale for the Amendment

     The Amended Plan was created as a means of attracting and retaining outstanding management personnel and employees and to more closely align these individuals’ interests with those of the Company’s shareholders. The Company believes it is important to have enough stock options available to compete effectively with other companies to secure and retain valuable employees. The Company believes that increasing the number of stock options is necessary to accomplish this goal.

Summary of the Amended Plan

     The following description is a summary of the key features of the Amended Plan. A copy of the Amended Plan is attached as Exhibit B to this Proxy Statement.

     The Amended Plan provides for the grant of incentive stock options (i.e., options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (“ISOs”) and options which are not intended to comply with Section 422 of the Code (“NQSOs”) to employees of the Company. As of February 27, 2001 outstanding and unexercised stock options granted under the 1997 Stock Option Plan (the “Original Stock Option Plan”) to purchase 1,364,478 shares of common stock were held by 527 persons. Options to purchase 440,062 shares have expired unexercised as a result of the termination of employment of certain participants. As of February 27, 2001, 37,760 stock options have been exercised.

     The Committee administers the Original Stock Option Plan and would administer the Amended Plan. The exercise price of the options granted under the Original Stock Option Plan and the Amended Plan may be no less than 100% of the fair market value of the shares on the date of grant. The Committee has the authority to determine the terms (including vesting and expiration) of the stock option grants; provided, however, that the expiration date of ISOs shall comply with Section 422 of the Code. At the discretion of the Committee, options may be exercised by payment of the purchase price, in whole or in part, in cash, by promissory note or by the tendering of stock of the Company having a fair market value on the date the option is exercised equal to the purchase price. The ability to pay the purchase price in shares would, if permitted by the Committee, enable the holder of the option to engage in a series of successive stock for stock exercises and thereby fully exercise any options with little or no cash investment. It is expected, however, that the Committee will require that the option holder to have owned any shares tendered in satisfaction of the exercise price for at least six months. The Committee makes determinations and interpretations with respect to the Stock Option Plan and would make the same with respect to the Amended Plan that are binding on all interested parties.

     Both the Original Stock Option Plan and the Amended Plan (together, the “Plans”) provide that no option may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, other than by will or by the laws of descent and distribution. They also provide that each option will be exercisable, during such individual’s lifetime, only by the individual or after the individual’s death, only by such individual’s legal representative.

     Both Plans provide that the Board of Directors may amend, alter or terminate the Plans at any time, provided that shareholder approval must generally be obtained for any change that would require shareholder approval under Rule 16b-3 or any other regulatory or tax requirement. No rights under an outstanding option may be impaired by such action without the consent of the holder thereof. With the consent of the holder, the Committee may amend or modify the terms of any outstanding option in any manner including to authorize the grant of new options in substitution for surrendered options, provided that the amended or modified terms are permitted by the Stock Option Plan as then in effect. In the event of certain corporate transactions or events affecting the Common Stock or the structure of the Company, the Committee may make certain adjustments set forth in the Plans.

United States Federal Tax Consequences of the Plans

     The following discussion summarizes the federal income tax consequences of the Plans based on current provisions of the Code, which are subject to change. The summary does not cover any state or local tax consequence of participation in the Plans.

     When an optionee exercises an incentive stock option while employed by the Company or within the 30-day (one-year for death or disability; three-month for retirement) period after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the shares acquired on such exercise over the option price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares acquired on exercise are not disposed of before the expiration of one year after the date of transfer and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option price of such shares will be long-term capital gain, and the Company will not be entitled to any tax deduction with respect to such gain. If the shares are disposed of before the expiration of such periods (a “disqualifying disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if such had been realized, would have been recognized) will be ordinary income at the time of such disqualifying disposition and the Company will be entitled to a federal tax deduction in a like amount.

     Special rules may apply to a participant who is subject to Section 16(b) of the 1934 Act (generally directors, executive officers and 10% stockholders), as well as to Hourly ASMs who experience a break in service but retain Option grants under the Amended Plan approved by shareholders at the 1999 Annual Meeting. Certain additional special rules apply if the exercise price for an option is paid for in shares previously owned by the optionee rather than in cash. The deductions described above may be subject to the limitations of Section 162(m) of the Code. Based on current law, however, the Company does not expect to be subject to such limitations.

Options Granted

     The following table sets forth certain information regarding stock option awards that were granted and are outstanding under the Original and Amended and Restated Stock Option Plan approved at the 1999 annual meeting. Directors who are not executive officers or employees of the Company are not eligible for participation under the Original Stock Option Plan or the Amended Plan:

Beneficial Owner and Position	Shares of Common Stock Underlying Options
Andrew J. Downing, President and Chief Operating Officer	42,000

Kathleen A. Neff, Chief Technology Officer and President, Metro IT	42,000
Consulting

Robert J. Eveleigh, Vice President of Finance, Treasurer and Chief	39,500
Financial Officer

Michael G. Martin, Vice President - Business Development	28,000

R. Lawrence Whitley, Vice President of Information Services and	24,000
Chief Information Officer

Bradley B. Breseman, Vice President of Administration and Chief	24,000
Administrative Officer

Arthur C. Harwood, Vice President – Operations	19,000

Charles A. Adams, Vice President – Business Development	16,000

Bruce F. Gannett, Vice President – Operations	11,000

Edward N. Myers, Jr., Vice President – Operations	7,000

Scott D. Mayo, Vice President, Metro IT Solutions	3,000

All current executive officers as a group, including the above named	255,500
persons

All employees as a group, including the above named persons	1,364,478

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSED AMENDED PLAN. 13

ITEM FOUR—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, on recommendation of the Audit Committee, has appointed KPMG LLP, as independent auditors, to audit the financial statements of the Company for the year ending December 31, 2001. KPMG LLP has served as independent auditor for the Company since 1996.

     A proposal will be presented at the meeting to ratify the appointment of KPMG LLP as Metro’s independent auditors. One or more members of that firm are expected to be present at the 2001 Annual Meeting to respond to questions and to make a statement if they desire to do so. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting, other independent auditors will be considered by the Board on recommendation of the Audit Committee.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

     John H. Fain, Chairman of the Board and Chief Executive Officer of Metro, served as a member of the Compensation Committee throughout 2000. No other interlocks or insider participation required to be disclosed under this caption occurred during 2000.

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee of the Board of Directors has responsibility for establishing and monitoring compensation programs of the Company’s executive officers, which include the Company’s Chief Executive Officer, President and Chief Operating Officer, Vice President and Chief Financial Officer, Chief Technology Officer and each Vice President. During 2000, the Compensation Committee was composed of the two outside directors, Mr. Becker (Chairman) and Mr. Loving, and Mr. Fain, the Company’s Chairman of the Board and Chief Executive Officer. Mr. Fain did not participate in the Compensation Committee’s consideration of his compensation.

     The Compensation Committee met twice in 1998, twice in 1999, and twice in 2000 to consider the 1999, 2000 and 2001 compensation plans for the Company’s executive officers.

     The Company’s 1998, 1999 and 2000 Compensation Plans were designed and administered so that a significant portion of each executive officer’s compensation was linked to the Company’s financial performance and so that the interests of the Company’s executive officers were aligned with the interests of its shareholders. The Company’s compensation plans include base salary; incentive awards based on financial performance of the Company for each quarter and the year and incentive stock option awards. The base salary of the executive officers is based on a number of factors, including base salary for executives in similar companies, the experience and training of the executive officer and the length of service of the executive officer with the Company. A significant percentage of the executive officers’ compensation for 1998, 1999 and 2000 was based on the Company achieving certain revenue, operating income and other performance goals, including consultant growth, productivity and consultant retention.

     The Company awards stock options from its Amended and Restated 1997 Stock Option Plan to motivate the Company’s key employees, including the executive officers of the Company, to increase the value of the Company’s stock. In 1998, 1999 and 2000, each of the executive officers (other than Mr. Fain, who is ineligible to participate in the Incentive Stock Plan) received grants of options under the Incentive Stock Plan. The options granted to executives in 1998 and 1999 vest over a five-year period. The options granted to executive officers in 2000 vest over a three-year period.

     This report is submitted by the members of the Compensation Committee:

Ray E. Becker John H. Fain A. Eugene Loving, Jr.

14

Report of the Audit Committee

     The Audit Committee of the Board of Directors is responsible for providing an independent and objective overview of the Company’s financial reporting process and internal control system. During 2000, the Audit Committee was composed of two directors, each of whom was independent as defined by NASDAQ. The members of the Committee were Ray E. Becker and A. Eugene Loving. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Exhibit C.

     Management is responsible for the Company’s internal controls and financial reporting process. Independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes and to provide an open avenue of communication among the independent accountants, management and the Board of Directors.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000 financial statements on February 5, 2001. The Audit Committee also discussed with the independent accountants, KPMG LLP (“KPMG”), the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received written disclosures from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed KPMG’s independence. The Audit Committee met five other times during 2000.

     Based on the Audit Committee’s discussion with management and KPMG, the Committee’s review of the representation of management and the report of KPMG to the Committee, the Committee recommended that the Audited Financial Statements be included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

     The Audit Committee is required to have at least three members, independent directors by June 14, 2001. On March 1, 2001, a third director, John R. Turbyfill, was appointed by the Board of Directors.

     This report is submitted by the members of the Audit Committee:

Ray E. Becker A. Eugene Loving, Jr.

15

Fees Paid to Principal Accountants

     The following table reports the fees paid to the principal accountants, KPMG LLP for services related to the fiscal year ended December 31, 2000:

Description of Services	For year ended December 31, 2000
Audit fees	$145,000
Financial systems design and implementation fees	—
Tax returns	$ 51,900
Intangibles study	$ 54,200
Benefit plans	$ 41,500
All other fees	$ 24,345
Total fees paid	$316,945

16

Performance Graph

     The following graph provides a comparison of the cumulative total stockholder return on the Common Stock with the cumulative total return on The NASDAQ Stock Market and a group of 10 peer companies during the period from the Company’s initial public offering on January 29, 1997 through December 31, 2000. The comparison assumes that $100 was invested at the beginning of the period in the stock or index and assumes the reinvestment of any dividends. The Company selected a peer group of other IT services companies with similar service offerings. The peer companies are: Analysts International Corp., Ciber, Inc., Computer Horizons Corp., Computer Task Group, Inc., Cotelligent Group, Inc., Hall, Kinion & Associates, Inc., Keane, Inc., Modis Professional Services, Inc., Renaissance Worldwide, Inc. and SCB Computer Technology, Inc. In 1999, the peer group included two new companies: Hall, Kinion &Associates, Inc. and Modis Professional Services, Inc. who were added to replace two companies, Computer Management Sciences, Inc. and Data Processing Resources Corp., who were no longer comparable because they were acquired by larger organizations. The peer group index reflects the weighted average market capitalization of the group.

[OBJECT OMITTED]

This graph depicts the performance of $100 invested on January 29, 1997, in the Company’s Common Stock, NASDAQ Stock Market (U.S.) and peer group IT services companies, including reinvestment of any dividends for the fiscal year ended December 31, 1997, 1998, 1999 and 2000.

Corresponding index value and Common Stock price values are given below:

	January 29, 1997	December 31, 1997	December 31, 1998	December 31, 1999	December 31, 2000
Metro Information	$100.00	$173.44	$187.50	$150.00	$ 35.94
Services, Inc.
The NASDAQ Stock	$100.00	$116.86	$163.99	$297.08	$183.93
Market (U.S.)
Peer Group	$100.00	$161.83	$119.33	$ 98.65	$ 26.16

17

SUBMISSION OF SHAREHOLDER PROPOSALS

     Proposals of the shareholders intended to be presented at the Annual Meeting in 2002 must be received by the Secretary of Metro Information Services, Inc., Reflections II Office Building, Third Floor, 200 Golden Oak Court, Virginia Beach, Virginia 23452, no later than January 1, 2002 to be considered for inclusion in the Company’s 2002 proxy material.

ADDITIONAL INFORMATION

     In addition to soliciting proxies through the mail, certain employees of Metro and its transfer agent, Firstar Trust Company, may solicit proxies in person and by telephone. Metro has retained Firstar Trust Company to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $3,500. Metro will bear the cost of soliciting these proxies. As is customary, Metro will, on request, reimburse brokers, bankers, nominees, custodians and other record holders for their out-of-pocket expense of forwarding proxy materials to the beneficial owners of the shares.

ANNUAL REPORT TO SHAREHOLDERS

     The Company’s 2000 Annual Report is being sent to all shareholders concurrently with this proxy statement. The Company’s report on Form 10-K, as filed with the Securities and Exchange Commission for the Company’s year ended December 31, 2000, including the financial statements, schedules and a list of exhibits, may be obtained from the Company without charge, on the request of a shareholder. The request should be directed to Patrice Bryan, Investor Relations, at the Company’s address listed above, by telephone to (757) 306-0299, by e-mail at InvRel@MetroIS.com or by web site at www.MetroIS.com. Exhibits will be provided on request and payment of the Company’s reasonable expenses in furnishing the exhibits.

     Your vote is important. Please complete the enclosed proxy card and mail it in the enclosed envelope as soon as possible.

By Order of the Board of Directors,

Robert J. Eveleigh
Secretary

EXHIBIT A

METRO INFORMATION SERVICES, INC.
EMPLOYEE STOCK PURCHASE PLAN
AMENDED AND RESTATED THROUGH JUNE 12, 2001

1.  Purpose.

The Metro Information Services, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide certain employees (“Participants”) of Metro Information Services, Inc. (the “Company”) with an opportunity to acquire a proprietary interest in the Company through their participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the “Code”).

2.  Administration.

(a) Committee. This Plan shall be administered by a committee (the “Committee”) composed of at least two (2) members of the Board of Directors of the Company (the “Board”). No person shall serve as a member of the Committee, or if a member of the Committee, shall not participate in decisions concerning the timing, pricing or amount of Stock to be made available for purchase hereunder, unless such person is a disinterested person as described in Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule (“Rule 16b-3”). This Plan is intended to meet the requirements of Rule 16b-3 and shall be interpreted and administered so as to comply with such rule. The Committee shall have full authority to administer this Plan and to adopt such rules and regulations for administering this Plan as it may deem necessary to comply with the requirements of Section 423 of the Code. The Committee may delegate to an agent or agents any of its responsibilities under this Plan except its responsibilities to: (1) establish the number of shares available for purchase by employees during any purchase period; (2) establish the maximum and minimum percentage of base compensation to be paid by any single employee for the purchase of stock during any purchase period and its authority and (3) construe and interpret the provisions of this Plan.

(b) Actions of the Committee. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of fair market value) shall be final and binding on all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

3.  Purchase Periods.

The first purchase period under this Plan shall commence on the effective date of the Company’s registration statement filed with the Securities and Exchange Commission and shall terminate on March 31, 1997. Unless otherwise determined by the Committee, a purchase period shall commence on the first day of each succeeding calendar quarter and shall terminate on the last day of each such quarter. The Committee may, from time to time, establish purchase periods with differing commencement dates and durations. No two purchase periods shall run concurrently.

4.  Eligibility and Participation.

(a) Subject to Section 6(c)(iii), effective July 1, 1998, every employee of the Company who, on the commencement date of the purchase period, has been employed by the Company for at least three (3) months without a break in service of more than thirty (30) calendar days is eligible to participate in this Plan during a purchase period. Contingent workers, including temporary or leased employees and independent contractors, are not eligible to participate in the Plan.

(b) An employee may become a Participant in this Plan for a particular purchase period only by completing the enrollment forms prescribed by the Committee (including a purchase agreement and a payroll deduction authorization) and filing such forms before the commencement of the purchase period with the person designated by the Committee. No enrollment forms will be accepted from an individual who is not on the active payroll of the Company on the filing date, unless such individual is temporarily off the payroll by reason of illness, vacation, jury duty or other employer-sponsored absence.

5.  Stock Subject to Plan.

(a) Common Stock. The stock that is purchasable by Participants shall be the Company’s authorized but unissued Common Stock, par value $.01 per share (the “Common Stock”). To have sufficient shares available for sale under this Plan, the Company may repurchase shares of Common Stock on the open market, issue authorized but unissued stock or otherwise. The maximum number of shares that may be sold to employees during any single purchase period shall be established by the Committee before the beginning of the purchase period; provided, however, that the total number of shares that may be sold to Participants throughout the entire duration of this Plan shall not exceed 1,500,000 shares (subject to adjustment under subparagraph (b) below).

(b) Changes in Capital Structure. If any change is made to the Common Stock purchasable under this Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of twenty percent (20%) at any single time, stock splits, combination of shares, exchange of shares, changes in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares purchasable under this Plan and the number of shares and price per share of stock subject to rights to purchase stock outstanding under this Plan.

6.  Purchase of Common Stock.

(a)  Right to Purchase. An employee who becomes a Participant for a particular purchase period shall have the right, as of the beginning of the purchase period, to purchase Common Stock on the terms and conditions set forth in this Plan and shall execute a purchase agreement embodying such terms and conditions and such other provisions, not inconsistent with this Plan, as the Committee may deem advisable.

(b)  Purchase Price Per Share. Except as provided in Section 6(j), the purchase price per share shall be eighty-five percent (85%) of the fair market value of a share of Common Stock on the commencement date of the purchase period. The fair market value of a share of Common Stock on any date shall be the closing sales price, as quoted by the National Association of Securities Dealers through the NASDAQ National Market System for the date in question, or, if the Common Stock is listed on a national stock exchange, the officially-quoted closing sales price on such exchange on the date in question. If the Common Stock is not traded publicly, the fair market value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Committee after consultation with outside legal, accounting or other experts as the Board or the Committee may deem advisable. If the Common Stock is not traded publicly, the Board or the Committee shall maintain a written record of its method of determining such value.

(c)  Total Purchase Price. Each Participant shall, for any purchase period, have the right to purchase Common Stock with a total purchase price equal to a designated percentage of his Compensation. A Participant’s “Compensation” for a particular purchase period shall be the amount of the Participant’s (i) base salary or wages or (ii) base salary or wages, plus overtime, bonuses and other compensation, that is payable to the Participant at any time or from time to time during the purchase period. Each Participant shall designate in his purchase agreement the whole percentage of the Participant’s Compensation the Participant wishes to use to pay for the purchase of Common Stock for the particular purchase period, subject to the provisions set forth below which shall be uniformly applied to all Participants in a particular purchase period:

(i)  The maximum percentage of a Participant’s Compensation that may be used to pay for the Common Stock in a particular purchase period shall be five percent (5%); provided, however, that the Committee shall establish before the beginning of the purchase period a maximum number of shares (subject to adjustment under Section 6(b)) that may be purchased during the purchase period by each Participant.

(ii)  The minimum percentage of a Participant’s Compensation that may be used to pay for the purchase of Common Stock in a particular period shall be one percent (1%).

(iii)  No right to purchase shares under this Plan shall be granted to an employee if such employee would, immediately after the grant, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. An employee’s stock ownership shall be determined under Section 424(d) of the Code and stock that an employee may purchase under any outstanding options shall be treated as stock owned by the employee.

Notwithstanding the provisions of paragraphs (i) and (ii) above, the Committee may, in its discretion, establish any other maximum and minimum percentages of Compensation to be used to pay for Common Stock under this Plan.

(d)  Allocation of Available Shares. If the total number of shares of Common Stock that may be purchased under the purchase agreements of all Participants for a particular purchase period exceeds the number of shares available for sale under this Plan, then the Committee shall make a pro rata allocation of the available shares and shall notify each Participant of such allocation.

(e) Payment. Payment of the purchase price for Common Stock under this Plan shall be effected by means of payroll deductions, which shall begin with the first pay period, the payment date for which occurs coincident with or immediately following the commencement date of the relevant purchase period and shall terminate with the last pay period, the payment date for which occurs on or before the last day of the purchase period. Each payroll deduction shall be an amount equal to the percentage of the Compensation included in that payroll payment that was designated by the Participant in his purchase agreement (subject to reduction as provided in Section 6(g)).

(f)  Termination of Right to Purchase. A Participant may, at any time before the last day of the purchase period, terminate his right to purchase stock under this Plan by filing the prescribed notification form with the Committee or its delegate. Any amounts deducted from the Participant’s pay or otherwise collected from him by reason of his participation in this Plan for such purchase period shall be refunded and no further amounts will be collected from the Participant (by payroll deduction or otherwise) during the remainder of the purchase period. A Participant’s termination of his right to purchase shall be irrevocable with respect to the purchase period to which it pertains.

(g)  Reduction of Compensation Percentage. A Participant may, once and only once during a purchase period, other than after his termination of employment with the Company, reduce the percentage of his Compensation to be paid for shares of Common Stock under the purchase agreement to a lesser whole percentage by giving written notice to the Committee.

(h)  Termination of Employment. If a Participant ceases to be an employee of the Company for any reason (including, without limitation, death or retirement) during a purchase period, the Participant or his personal representative will receive a cash refund of all sums previously collected from the Participant during the purchase period.

(i) Exercise. Each right to purchase stock under this Plan, other than a right to purchase Common Stock that has been accelerated under this Plan or that has previously terminated under this Plan, shall be exercised automatically on the last day of the purchase period. Promptly after the date of exercise, the Participant or the Participant’s nominee, shall be issued a stock certificate for the number of whole and fractional shares for which the Participant’s right to purchase has been exercised. Not more than one certificate shall be issued pursuant to the exercise of any right to purchase Common Stock under this Plan. Any excess of amounts collected during the purchase period, plus any beginning balance over the purchase price of the issued shares, shall be, at the sole option of the Company, promptly refunded or left on deposit for the ensuing quarterly period, and, in any case, refunded after termination.

(j) Reduction of Purchase Price. If the fair market value of a share of Common Stock on the last day of the purchase period is less than the fair market value of such share on the commencement date of the purchase period, then the purchase price per share under this Plan on the last day of the purchase period shall be reduced to eighty-five percent (85%) of the fair market value of such share on the last day of the purchase period. Each right to purchase stock under this Plan not previously exercised or terminated shall be automatically exercised on the last day of the purchase period for the number of whole and fractional shares obtained by dividing the sum on deposit from the Participant (and not refunded) by the purchase price per share determined under this Section 6(j), but in no event shall any right to purchase stock under this Plan be exercised for more than the specified number of shares, if any, (subject to adjustment under Section 5(b)) established by the Committee pursuant to Section 6(c)(i) before the beginning of the purchase period, and the balance shall be, at the sole option of the Company, promptly refunded or left on deposit for the ensuing quarterly period.

(k)  Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to shares subject to a right to purchase Common Stock granted under this Plan until such right to purchase is exercised and a share certificate is delivered to the Participant. No adjustments shall be made for dividends, distributions or other rights for which the record date is before the date of exercise.

(l) Assignability. No right to purchase Common Stock granted under this Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution, and, during the lifetime of the Participant, such rights to purchase Common Stock shall be exercisable only by the Participant.

(m) Accrual Limitations. No Participant shall be entitled to accrue rights to purchase Common Stock under this Plan that, when aggregated with purchase rights accruable by him under other qualified employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company, would permit such Participant to purchase more than $25,000 worth of Common Stock (determined on the basis of the fair market value of such Common Stock on the date the Participant accrues purchase rights under the Plan) for each calendar year such purchase rights are at any time outstanding.

(n) Merger or Liquidation of the Company. If the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets of the Company or to dispose of greater than fifty percent (50%) of the outstanding capital stock of the Company by means of sale, merger, reorganization or liquidation, each Participant shall be entitled to receive, as nearly as reasonably may be determined, the cash, securities or property (or any combination thereof) that a holder of one share of the Common Stock was entitled to receive at the time of such transaction. The Board or the Committee shall take such steps in connection with such transactions as the Board or the Committee shall deem necessary to assure that the provisions of this Section shall thereafter be applicable, as nearly as reasonably may be determined, to the said cash, securities or property (or any combination thereof) as to which such Participant might thereafter be entitled to receive.

(o)  No Interest. No interest shall be paid on any monies refunded to Participants pursuant to the provisions of this Plan.

(p)  Withholding. The Company may withhold any taxes required by any law or regulation of any governmental authority, whether federal, state or local, in connection with the purchase of Common Stock under this Plan or the sale of such stock that is not held for at least two (2) years after the beginning of the purchase period during which the Common Stock was purchased. Such withholding may include all or any portion of any payment or other compensation payable to the Participant, unless the Participant reimburses the Company for such amount.

7.  Amendment.

The Board may from time to time alter, amend, suspend or discontinue this Plan; provided, however, that no such action shall adversely affect rights and obligations with respect to rights to purchase stock at the time outstanding under this Plan and provided, further, that no such action of the Board may, without the approval of the shareholders of the Company, increase the number of shares subject to this Plan or the maximum number of shares for which a right to purchase Common Stock under this Plan may be exercised (unless necessary to effect the adjustments required by Section 5(b)), extend the term of this Plan, alter the per share purchase price formula so as to reduce the purchase price per share specified in this Plan, otherwise materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in this Plan. Furthermore, the Plan may not, without the approval of the shareholders of the Company, be amended in any manner that will cause this Plan to fail to meet the requirements of an “employee stock purchase plan” under Section 423 of the Code.

8.   Effective Date

This Plan, as amended and restated, supersedes all prior versions of this Plan. Amendments to Section 4.a of this Plan have been approved by the Board pursuant to its authority under Section 7 and shall become effective as of June 12, 2001.

Date:   As amended through June 12, 2001

METRO INFORMATION SERVICES, INC. By: ——————————————— John H. Fain, CEO

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EXHIBIT B

AMENDED AND RESTATED
1997 STOCK OPTION PLAN

     Metro Information Services, Inc., a Virginia corporation and its subsidiaries, whether now existing or formed after the date hereof (the “Corporation”), hereby adopts an amended and restated stock option plan (the “Plan”) to attract and retain key employees of the Corporation (“Employees”). This Plan replaces the Corporation’s 1997 Incentive Stock Option Plan.

     As a reward for the Employees’role in the continued growth and success of the Corporation, the Corporation desires to provide to the Employees the benefits inherent in ownership of the Corporation’s common stock. This Plan provides a means whereby the Employees are given an opportunity to purchase shares of the Corporation’s voting common stock on the exercise of the options (“Options”) granted under this Plan.

     This Plan is as follows:

     1.   Option Stock. The aggregate number of shares that may be issued pursuant to Options granted under this Plan is 3,000,000 shares of the Common Stock of the Corporation (the “Stock”).

     2. Employees Eligible to Receive Option. Only key Employees, including, without limitation, an Employee who is an officer or director of the Corporation, are eligible to participate in and receive Options under this Plan. For the purposes of this Plan, the term “key employees”shall mean and include all persons who have responsibility in the management, administration or supervision of the business or affairs of the Corporation or who are engaged in the development, sale, marketing, promotion or performance of the services of the Corporation. Directors of the Corporation who are not employees of the Corporation are not eligible to receive Options under this Plan. In determining the Employees to whom Options shall be granted under this Plan and the number of shares of the Stock as to which Options may be granted to an Employee, a committee of the Board of Directors (“Committee”) shall consider the duties of the Employees, their present and potential contributions to the success of the business of the Corporation and such other factors as the Committee may deem relevant in furthering the purposes of granting such Options in the interest of the Corporation. An Employee may receive more than one Option under this Plan.

     3.   Duration of the Stock Option Plan. All Options authorized under this Plan must be granted within nine (9) years and eleven (11) months from the date this Plan is adopted by the Committee or by the shareholders of the Corporation, whichever is earlier.

     4.   Grant of Options. The Committee shall set forth each Option and its terms and conditions on a written stock option certificate (“Option Certificate”) that shall be duly authorized by the Committee. The Committee shall determine the type or types of Options to be made to each Employee and shall set forth in each Option Certificate the terms, conditions, and limitations applicable to each Option. Options may be granted singly, in combination or in tandem. Options also may be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Corporation, including the plan of any acquired entity. The Option Certificate shall set forth the number of shares of Stock that the Employee may purchase during any calendar year. The Committee, in granting the Option, may, in its sole discretion, include such terms and conditions in the Option Certificate as may be required to make the Option qualify as an incentive stock option, if applicable, under the Code.

     5.   Incentive Stock Options. Incentive stock options, or substitutes therefor, are options to purchase shares of common stock of the Corporation which, in addition to being subject to applicable terms, conditions, and limitations established by the Committee, comply with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Incentive stock options shall be evidenced by Option Certificates which shall contain in substance the following terms and conditions:

(a) Option Price. Each Option Certificate shall set forth the exercise price per share of the stock (“Purchase Price”). The Purchase Price per share of Stock deliverable upon the exercise of an incentive stock option shall not be less than 100% of the fair market value of the stock on the day the incentive stock option is granted, as determined by the Committee; provided, however, that the Purchase Price per share of any Option granted to an Employee who, at the time the Option is granted, is the owner of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, shall not be less than one hundred ten percent (110%) of the fair market value of the Stock on the date that such Option is granted.

(b) Duration of Option. Each Option Certificate, pursuant to which incentive stock options are granted, shall state the period or periods of time within which the incentive stock option may be exercised by the Employee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the exercise period shall not end later than nine (9) years and eleven (11) months after the date of the grant of the incentive stock option; provided, however, any Option granted to a person who, at the time the Option is granted, is the owner of Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, must be exercised no later than four (4) years and eleven (11) months after the date on which the Option is granted. The Committee, in its discretion, may reduce the time specified herein for the exercise of the Option in the Option Certificate, but may not expand on the time specified herein.

(c) Exercise of Incentive Stock Option. Each Option shall be exercised, in whole or in part, as to such number of shares of Stock and at such time or times as the Committee shall have determined at the time of grant. No more than $100,000 worth of incentive stock options, based on the Purchase Price granted under this Plan or any other incentive stock option plan sponsored by the Corporation, shall be first exercisable in any calendar year by any one employee. Except as provided in paragraph 10, an Option may only be exercised if the holder of the Option is, at the time of exercise, in the employ of the Corporation.

(d) Code Compliance. Each Option Certificate, pursuant to which incentive stock options are granted, shall contain such other terms, conditions and provisions as the Committee may determine to be necessary or desirable in order to qualify such option as a tax-favored option within the meaning of Section 422 of the Code, or the regulations thereunder. Notwithstanding Section 13 hereof, the Board shall have the power without further approval to amend the terms of the Plan or any Option Certificates thereunder for such purpose.

     6.   Non-Qualified Stock Options. Non-qualified stock options, or substitutes therefor, are options to purchase shares of common stock of the Corporation which are not intended to comply with Section 422 of the Code. Non-qualified stock options shall be evidenced by Option Certificates which shall contain in substance the following terms and conditions:

(a) Option Price. The purchase price per share of stock deliverable upon the exercise of a non-qualified stock option shall be not less than 100% of the fair market value of the stock on the day the non-qualified stock option is granted, as determined by the Committee.

(b) Duration of Option. Each Option Certificate, pursuant to which non-qualified stock options are granted, shall state the period or periods of time within which the non-qualified stock option may be exercised by the Employee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee at the time of grant, provided that the exercise period shall not end later than nine (9) years and eleven (11) months after the date of the grant of the non-qualified stock option.

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(c) Cashless Exercise. To the extent permitted under the applicable laws and regulations under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, and with the consent of the Committee, the Corporation agrees to cooperate in a “cashless exercise”of a non-qualified stock option. The cashless exercise shall be effected by the Employee delivering to a registered securities broker acceptable to the Corporation instructions to sell a sufficient number of shares of stock to cover the costs and expenses associated therewith.

     7.   Payment for Shares. At the time the Option is granted, the Committee, in its sole discretion, may require payment of the Purchase Price at the date of exercise of any Option hereunder in any form permitted by the Code, including, without limitation, payment (1) in cash, (2) using a promissory note payable over a specified number of years bearing interest at a specified annual rate, (3) in stock equal to the Purchase Price or (4) any combination of the foregoing as set forth in the Option Certificate; provided, however, if the Option Certificate does not set forth a form of payment, payment shall be in cash.

     8.   Shareholder Rights. The holder of an Option shall not have any of the rights of a shareholder of the Corporation with respect to the shares of the Stock issuable on the exercise of the Option until one or more certificates evidencing such shares (“Share Certificates”) shall have been issued to the holder of the Option.

     9.   Restrictions on Stock. All persons issued Share Certificates shall sign an agreement with the Corporation indicating that they are not taking the Stock with the view for sale or distribution of the Stock and, if no registration statement is in effect with respect to such shares, that they recognize that the issuance of the Stock is not subject to registration under the Securities Act of 1933, the Securities and Exchange Act of 1934 or any state agency of any State respecting the sale and transfer of securities.

     10.  Termination of Employment.

(a) Except as provided in Section 10(b) or 10(c), no Option granted under this Plan shall be exercisable more than thirty (30) days after the holder ceases to be an Employee of the Corporation and, on that date, all outstanding Options and any accompanying rights, to the extent they have not been exercised, shall terminate immediately. Options granted under this Plan shall not be affected by any change of employment so long as the holder continues to be an Employee of the Corporation.

(b) If the holder of an Option dies while employed by the Corporation, the Option may be exercised, as to any shares subject to the Option, by the executor, administrator or personal representative of such deceased employee (or by such other person at the time who is entitled by law to the rights of such deceased employee under the Option) at any time within twelve (12) months after the death of the Employee, but in no event after the expiration of the Option. In the event that the employment of the holder of the Option of the Corporation is terminated by reason of the disability of the holder of the Option, the Option may be exercised, as to any shares subject to the Option, by the holder thereof at any time within twelve (12) months after the date of such termination of Employee, but in no event after the expiration of the term of the Option. For the purposes of this Plan, the term “disability”shall mean a physical or mental disability as defined in Section 22(e)(3) of the Code or, if such provision is repealed, as determined by the Committee in its sole discretion. In the event that the employment of the holder of any Option is terminated by reason of retirement of the holder of the Option at such age as may be determined by the Committee at the date of the grant of the Option, the Option may be exercised (to the extent otherwise exercisable on the date of retirement of the holder of the Option) by the holder thereof at any time within three (3) months after the date of such retirement, but in no event after the expiration of the term of the Option.

(c) Notwithstanding anything in this Plan to the contrary, if an Employee consultant who is paid on an hourly basis (“Hourly Consultant”) experiences a break in service with the Corporation that lasts ninety (90) days or less, then the Hourly Consultant shall be entitled to retain previously granted Options as well as the vesting rights available at the time of such break in service.

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11.   Non-Transferability of Options. Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except to the extent expressly provided for in this Plan and shall not be subject to execution, attachment or similar process. Any assignment, transfer, pledge, hypothecation or other disposition of any Option attempted contrary to the provisions of this Plan or any levy of execution, attachment or other process attempted on an Option will be null and void and without effect. Any attempt to make an assignment, pledge, transfer, hypothecation or other disposition of an Option or any attempt to make a levy of execution, attachment or other process will cause the Option to be terminated immediately if the Corporation at any time should, in the sole discretion of the Committee, so elect by written notice to the person entitled to exercise the Option; provided, however, that any such termination of the Option will not prejudice any rights or amenities of the Corporation that the Corporation may have under this Plan or otherwise.

12.   Adjustments. If the Corporation shall at any time (a) be involved in a transaction to which Section 424(a) of the Code is applicable, (b) declare a dividend payable in stock, (c) subdivide or combine its stock or (d) be involved in any other event that, in the judgment of the Committee, necessitates action by way of adjusting the terms of the outstanding Options, then the Committee shall take any action as, in its judgment, may be necessary to preserve the outstanding Option holders’ rights so that these rights remain substantially proportionate to the rights as they existed before such event. To the extent that such action shall include an increase or decrease in the number of shares of Stock subject to outstanding Options under this Plan, the aggregate number of shares of Stock available under Paragraph 1 of this Plan for issuance on exercise of outstanding Options and of additional Options that may be granted shall be increased or decreased proportionately, as the case may be. No action shall be taken by the Committee under the provisions of this Paragraph that, in its judgment, would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code or that would prevent the Option from qualifying as an incentive stock option within the meaning of the Code. The determination of the Committee with respect to any matter in this Paragraph shall be conclusive and binding on each holder of an Option granted under this Plan.

13.   Termination and Amendment of this Plan. Unless sooner terminated, this Plan shall terminate nine (9) years and eleven (11) months after the date hereof, and no Option shall be granted hereunder after that date. At any time, the Committee, without further approval of the shareholders may terminate or amend this Plan without notice or make such modifications of this Plan as it shall deem advisable; provided, however, that the Committee may not, without prior approval of the holders of a majority of the outstanding shares of the Stock of the Corporation (a) increase the maximum number of shares of Stock as to which Options may be granted under this Plan (except as contemplated by the provisions of Paragraph 11, (b) extend the term during which the Options may be granted under this Plan, (c) permit the exercise of an Option after the date on which such Option would otherwise terminate pursuant to the terms hereof or (d) reduce the exercise price per share less than the purchase price as determined by this Plan. No termination, amendment or modification of this Plan may, without the consent of any person to whom any Option theretofore has been granted, adversely affect the rights of such person under such Option or any exercisable portion thereof. Notwithstanding the foregoing, this Plan, any Option granted hereunder and the number of shares as to which any Option under this Plan shall have been granted may be modified, retroactively at any time, to conform to the provisions of the Code and the regulations promulgated thereunder so that the Options under this Plan may qualify as incentive stock options within the meaning of the Code. No such amendment shall be considered prejudicial to the rights of any holder of any Option.

14.   No Employment Rights. This Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any Stock under the Plan or create in any Employee or class of Employees any right with respect to continuation of employment by the Corporation. This Plan shall not be deemed to interfere in any way with the Corporation’s right to terminate or otherwise modify an Employee’s employment at any time.

15.   Administration. No person shall serve as a member of the Committee, or if a member of the Committee, shall not participate in decisions concerning the timing, pricing or amount of grant of Options hereunder, unless such person is a non-employee director as defined in Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule (“Rule 16b-3”). This Plan is intended to meet the requirements of Rule 16b-3 and shall be interpreted and administered so as to comply with such rule.

     The Corporation has amended and signed this Plan on the date indicated below and shall be effective as of that date.

Date: June 12, 2001

METRO INFORMATION SERVICES, INC. By: —————————————— John H. Fain, CEO

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Exhibit C

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF METRO INFORMATION SERVICES, INC.

CHARTER

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in this Charter.

II.	COMPOSITION

1.	The Board shall designate the members of the Audit Committee, who shall also be members of the Board. The Audit Committee shall be comprised of no less than the minimum number of members required by the Exchange or Market where the Company’s Stock is traded. Unless a Chairman is elected by the full Board of Directors, the members of the Audit Committee may designate a Chairman by majority vote of the full Audit Committee membership.

2.	Except as provided below, all Audit Committee Members shall be independent directors, as defined by the Exchange or Market where the Company’s stock is traded. The current definition of an “independent director” is a director who is not, nor has been within the last three years, an employee of the Company, an immediate family member of an employee of the Company or an individual who has a business relationship (in addition to the director’s relationship to the Company as an outside director) with the Company, unless any such business relationship does not interfere with the director’s exercise of independent judgment, in the business judgment of the Board of Directors. In addition, a director is not independent if such director is employed as an executive of another corporation where any of the Company’s executives serves on that corporation’s compensation committee. Nevertheless, one former employee or immediate family member of a former executive officer of the Company or its affiliates who is not considered independent due solely to the three-year restriction period may be appointed to the Audit Committee, under exceptional and limited circumstances, if the Company’s Board determines in its business judgment that membership on the Audit Committee is required by the best interests of the Company and its shareholders, and the company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for the determination.

III.	QUALIFICATIONS

1.	All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices; and

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2.	At least one member of the Audit Committee shall have:

A.	Past employment experience in finance or accounting; or

B.	Requisite professional certification in accounting; or

C.	Other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities in accounting or related financial management expertise.

IV.	MEETINGS

The Audit Committee shall meet at least four times annually or more frequently if circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each group believes should be discussed privately.

V.	RESPONSIBILITIES AND DUTIES

To fulfill its duties the Audit Committee shall:

1.	Reporting Oversight/Obligations

A.	Review and update this Charter at least annually.

B.	Before each earnings release, discuss with the independent accountants, the quality and acceptability of the Company’s accounting principles.

C.	Verify that the independent accountants reviewed the 10-Q prior to its filing with the Securities and Exchange Commission.

D.	Review with financial management and the independent accountants the financial statements included in the 10-Q prior to its filing with the Securities and Exchange Commission if changes have occurred since the press release. The Chairman of the Audit Committee may perform this function in lieu of the full Committee.

E.	Review the Company’s annual financial statements and any reports or other financial information submitted to the Securities and Exchange Commission, that includes any certification, report, opinion, or review rendered by the independent accountants.

F.	Review the annual Proxy Statements and include in the Proxy Statement a report:

(i)	On discussions regarding audit matters with management and the auditors;

Note: The Company must state in its Proxy Statement whether (1) the Audit Committee has reviewed and discussed the audited financial statements with management; (2) the Committee has discussed with the independent accountants the matters required to be discussed by SAS 61(See below), as may be modified or supplemented; (3) the Committee has received the written disclosures and the letter from the Auditors required by ISB Standard No. 1 (See below), as may be modified or supplemented, and has discussed with the independent accountants their independence.

SAS 61 requires independent accountants to communicate certain matters related to the conduct of an audit to those who have responsibility for oversight of the financial reporting process, specifically the Audit Committee. These matters include: (1) methods used to account for unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent accountants conclusions regarding the reasonableness of those estimates; and (4) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

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ISB 1 mandates that the independent accountants disclose in writing to the Audit Committee all relationships with the Company that could affect the independent accountant’s independence, confirm its view that it is independent of the Company, and discuss such matters with the Audit Committee.

(ii)	Whether the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K;

(iii)	Stating that the Company has disclosed in its Proxy Statement that the Board of Directors has adopted a written Charter for the Audit Committee and filed a copy of the Charter as an appendix to the Proxy at least once every three years; and

(iv)	Indicating whether each Audit Committee Member is independent as defined in the listing standards for the Exchange or Market where the Company’s stock trades.

2.	Interaction with the Independent Accountants

A.	Review the terms of the engagement of the independent accountants, including the scope of their audit, proposed fees and personnel qualifications.

B.	Periodically discuss with the independent accountants matters pertaining to their independence and receive the independent accountant’s letter confirming their independence.

C.	In consultation with the Board of Directors, review the performance of the independent accountants and approve any proposed selection or discharge of the independent accountants when circumstances warrant.

D.	Periodically consult with the independent accountants out of the presence of management about internal controls and completeness and accuracy of the Company’s financial statements.

E.	In consultation with the independent accountants, review the integrity of the Company’s financial reporting processes, both internal and external.

F.	Consider and approve, if appropriate, major changes to the Company’s accounting principles and practices as suggested by the independent accountants or management.

G.	Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the quality and appropriateness of such judgments.

H.	Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

I.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

J.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

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3.	Legal Compliance

A.	Evaluate the need for an internal audit department and the activities, organizational structure, and qualifications of the department.

B.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

C.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

4.	Other

Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

Adopted by the Board of Directors of Metro Information Services, Inc. on June 12, 2000.

By: /s/ Robert J. Eveleigh —————————————— Robert J. Eveleigh Secretary

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